Exhibit 10.14

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

No. [SSCD-001]	Principal Amount: $_____________
Original Issue Date: September 2, 2025
Funded Amount: $_____________

EXXEL PHARMA, INC.

20% CONVERTIBLE DEBENTURE

THIS 20% CONVERTIBLE DEBENTURE is one of a series of duly authorized and validly issued 20% Convertible Debentures of Exxel Pharma Inc., a corporation organized under the laws of the Province of British Columbia, Canada (the “Company”), having its principal place of business at 12635 E. Montview Blvd., Suite 134, Aurora, CO 80045, designated as the Company’s 20% Convertible Debenture (this debenture, the “ Debenture “ and, collectively with the other debentures of such series, the “Debentures”).

FOR VALUE RECEIVED, the Company promises to pay to [______________________], or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal amount of $750,000, on the earlier of June 2, 2026, on the date that is nine (9) months from the Original Issue Date (subject to extension as provided in Section 29d herein, the “Maturity Date”), or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder. This Debenture is issued at a twenty percent (20%) original issue discount to the principal amount (subject to increase to twenty-five percent (25%), in accordance with the terms hereof, (the “Original Issue Discount”).

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Attribution Parties” shall have the meaning set forth in Section 4(e).

“Bankruptcy Event” means any of the following events: (a) the Company or any Subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary (as defined in the Purchase Agreement (as defined below)) thereof, (b) there is commenced against the Company or any Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, (h) the Company or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(e).

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

“Change of Control Transaction” means the occurrence after the date hereof of any of: (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 33% of the voting securities of the Company (other than by means of conversion of the Debentures); (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction; (c) the Company (and all of its Subsidiaries, taken as a whole) sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction; (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof); or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Conversion Date” means, as applicable, in the case of (i) the closing date of a Qualified Financing or Qualified Event and (ii) a Voluntary Conversion, the stated effective date in the Notice of Conversion.

“Conversion Price” shall have the meaning set forth in Section 4(c).

“Conversion Shares” means, collectively, the equity securities of the Company sold in a Qualified Financing, listed as the result of a Qualified Event, or issuable upon conversion of this Debenture in accordance with the terms hereof.

“Event of Default” shall have the meaning set forth in Section 7.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Event of Default” shall have the meaning set forth in Section 7(a).

“Fully Diluted Capitalization” means the number of issued and outstanding shares of the Company’s capital stock, assuming the conversion or exercise of all of the Company’s outstanding convertible or exercisable securities, including shares of convertible preferred stock and all outstanding vested or unvested options or warrants to purchase the Company’s capital stock.

“Holders” means, collectively, the Holder together with all other holders of Debentures.

“Knowledge” means, with respect to the Company, the actual knowledge of the following Company officers: Soren Mogelsvang.

“Mandatory Default Amount” means the sum of (a) 130% of the outstanding principal amount of this Debenture, plus (b) 100% of all accrued and unpaid interest hereon, plus (c) all other amounts, costs, expenses and liquidated damages due in respect of this Debenture.

“Maximum Rate” shall have the meaning set forth in Section 11.

“New York Courts” shall have the meaning set forth in Section 8(d).

“Notice of Conversion” shall have the meaning set forth in Section 4(b).

“Original Issue Date” means the date of the first issuance of the Debentures, regardless of any transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debentures.

“Permitted Indebtedness” means (a) the Indebtedness evidenced by the Debentures; (b) the Indebtedness existing on the Original Issue Date and set forth on Schedule 3.1(bb) attached to the Purchase Agreement; (c) indebtedness which may be assumed in connection with any strategic acquisition; and (d) indebtedness supported by the U.S. Small Business Administration under the Payroll Protection Program and any future similar relief programs pursuant Congressional legislation which is enacted into law and contains forgiveness of indebtedness provisions.

“Prepayment Amount” means the product of (i) the sum of (a) the outstanding principal amount of this Debenture, plus (b) accrued and unpaid interest hereon, plus (c) all other amounts, costs, expenses and liquidated damages due in respect of this Debenture.

“PubCo” means a publicly traded corporation whose common shares are registered under the Exchange Act and listed on a national securities exchange.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of September 2, 2025, by and among the Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Qualified Event Price” means the price per share at which the Qualified Event is made.

“Qualified Financing ” shall mean an initial public offering of the Company’s securities with gross proceeds of at least $5,000,000, at the closing of which the Company’s securities are listed with a U.S. national securities exchange.

“Qualified Financing Price” means the price per share of the securities offered (or price per unit, if units are offered in the Qualified Financing) in the Qualified Financing. For the avoidance of doubt, if a unit includes more than one Common Share, “Qualified Financing Price” shall mean the unit price divided by the number of Common Shares contained in a unit.

“Required Holders” means Holders of the Debentures holding at least 50% plus $1.00 of the Principal Amount of the Debentures.

“Reverse Takeover” means a merger or share exchange by the Company with a PubCo and as a result of which the holders of the Company’s outstanding Common Shares on a fully-diluted basis (including all of the Securities) will own in excess of 50% of the outstanding common stock of PubCo.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(d)(i).

“Standard Settlement Period” shall have the meaning set forth in Section 4(d)(i).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Shares are listed for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

“Voluntary Conversion” shall have the meaning set forth in Section 4(b).

“Voluntary Conversion Price” shall have the meaning set forth in Section 4(c)(ii).

“VWAP” means the dollar volume-weighted average price for such Common Shares on the Trading Market during the period beginning at 9:30 a.m., New York time, and ending at 4:02 p.m., New York time, as reported by Bloomberg L.P.

Section 2. Payment; Interest; Security and Priority.

 a) Payment; Prepayment. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all then unconverted and outstanding principal on this Debenture, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder. The Company shall have the option to prepay this Debenture at any time after the Original Issue Date at an amount equal to the Prepayment Amount, which shall require payment that is equal to 110% of the Face Amount. The Company shall provide Holder(s) with ten (10) Business Days’ prior written notice of intention to satisfy the Debentures, whether at maturity, by prepayment, or in default.

b) Interest. The Debentures shall not bear interest.

c) [Reserved].

d) Extension of Maturity Date. The Company may extend the Maturity Date for an additional three months by obtaining the prior written consent of the Required Holders no later than ten (10) Business Days prior to the Maturity Date, and commencing the first day of such extension, the Original Issue Discount on this Debenture shall increase from twenty percent (20%) to twenty-five percent (25%). If a Qualified Financing or Qualified Event (each as defined herein) has not occurred by the Maturity Date, inclusive of the Extensive Period, then the Debenture shall be due and payable in cash or shall be convertible into Common Shares of the Company at the lower of (i) a fifty percent (50%) discount to the Valuation Cap (as defined below) or (ii) the Floor Price (as defined below)

Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

Section 4. Conversion.

a) [Reserved].

b) Voluntary Conversion. At any time prior to the full satisfaction of the outstanding principal balance and unpaid accrued interest under this Debenture, the Holder may elect to convert the unconverted and outstanding principal balance and unpaid accrued interest under this Debenture into Common Shares (the “Voluntary Conversion”). If such conversion occurs prior to or in the absence of a Qualified Financing or Qualified Event, the number of Conversion Shares that the Company issues upon such conversion will equal the quotient (rounded up to the nearest whole share) obtained by dividing (x) the unconverted and outstanding principal balance and unpaid accrued interest under this Debenture on the date of conversion by (y) the applicable Conversion Price, subject to a floor price of $1.50 per share (the “Floor Price”). In the event a Qualified Financing or Qualified Event has occurred, the Holder may elect to convert the Debenture at any time following such event, in which case the Conversion Price shall be the lower of (i) 75% of the price at which the Debentures would have been converted at the closing of the Qualified Financing or Qualified Event, as applicable, subject to a valuation cap of $25,000,000 (the “Valuation Cap”), and (ii) a 25% discount to the five (5)-day VWAP of the Common Shares immediately prior to the date of conversion, subject in each case to the Floor Price. The Holder shall effect such conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the outstanding principal balance and unpaid accrued interest of this Debenture to be converted and the date on which such conversion shall be effected. The issuance of Conversion Shares pursuant to this Section shall be on, and subject to, the same terms and conditions applicable to the equity securities issued in the Qualified Financing or Qualified Event, as applicable. Notwithstanding the foregoing, following a Qualified Financing or Qualified Event, if the Company’s Common Shares are trading (i) at a 25% premium to the price of the Qualified Financing or the listing price of the Qualified Event, as applicable, and (ii_ with an aggregate trading volume of at least $500,000 for two (2) consecutive trading days, the Holder may elect to convert this Debenture under the terms described herein at any time thereafter.

c) Conversion Price. This Debenture will be convertible into Conversion Shares pursuant to the following terms and at such applicable conversion price below (the “Conversion Price”):

i.	[Reserved].

ii.	with respect to Voluntary Conversion, the quotient resulting from dividing (x) $25,000,000 by (y) the Fully Diluted Capitalization immediately prior to such conversion (“Voluntary Conversion Price”); provided that if the Debenture is in default pursuant to Section 7, then 50% of such Voluntary Conversion Price.

iii.	Nothing in this Section 4(c) shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 7 hereof and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

d) Mechanics of Conversion.

i.	Delivery of Conversion Shares Upon Conversion. Not later than the earlier of (i) two (2) Trading Days and, if applicable, (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder (A) the Conversion Shares representing the number of Conversion Shares being acquired upon the conversion of this Debenture and (B) a bank check in the amount of accrued and unpaid interest or it may deliver such sum by wire transfer. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market, if any, with respect to the Common Shares as in effect on the date of delivery of the Notice of Conversion.

ii.	Reservation of Shares Issuable Upon Conversion. The Company covenants that in accordance with and pursuant to Section 4.11 of the Purchase Agreement it will at all times reserve and keep available out of authorized and unissued Common Shares for the sole purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Debentures), such aggregate number of Common Shares as required by Section 4.11 of the Purchase Agreement and as shall be issuable (taking into account the adjustments and restrictions of Section 5 hereto) upon the conversion of the then outstanding principal amount of this Debenture and payment of interest hereunder. The Company shall maintain a reserve of shares equal to three (3) times the number of shares of shares required for full conversion of the Debentures and exercises of the Warrants. The Company covenants that all Common Shares that shall be so issuable shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and, if a registration statement covering the resale of the Conversion Shares is then effective under the Securities Act, shall be registered for public resale in accordance with such registration statement.

iii.	Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Debenture. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

iv.	Transfer Taxes and Expenses. The issuance of Conversion Shares on the conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Debenture so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any conversion of this Debenture and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares. The Company shall pay all attorney fees required for the issuance of attorney legal opinions for the removal of restrictive legends on Conversion Shares.

e) Holder’s Conversion Limitations. The Company shall not effect any conversion of this Debenture to the extent that after giving effect to the conversion of this Debenture, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Common Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Common Shares issuable upon conversion of this Debenture with respect to which such determination is being made, but shall exclude the number of Common Shares which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Debenture beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Debentures) beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 4(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(e) applies, the determination of whether this Debenture is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which principal amount of this Debenture is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Debenture may be converted (in relation to other securities owned by the Holder together with any Affiliates or Attribution Parties) and which principal amount of this Debenture is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(e), in determining the number of outstanding Common Shares, the Holder may rely on the number of outstanding Common Shares as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of Common Shares outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Debenture, by the Holder or its Affiliates since the date as of which such number of outstanding Common Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares issuable upon conversion of this Debenture held by the Holder. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares upon conversion of this Debenture held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Debenture.

Section 5. Negative Covenants. As long as any portion of this Debenture remains outstanding, unless with respect to or in connection with a Permitted Equity Issuance (as defined under the Purchase Agreement) or unless the Required Holders have otherwise given prior written consent, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

(a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom (for the avoidance of doubt, this shall include that the Company shall not enter into any factoring agreement, merchant cash advance agreement or similar arrangement without prior written consent of the Required Holders, provided however that the Required Holders shall negotiate with the Company in good faith in the event such an arrangement is required for the Company to continue operations);

(b) enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(c) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that is reasonably likely to materially and adversely affects any rights of the Holder;

(d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of Common Shares or Common Share Equivalents other than as to (i) the Conversion Shares or Warrants as permitted or required under the Transaction Documents, (ii) repurchases of Common Shares or Common Share Equivalents of departing officers and directors of the Company or any of its Subsidiaries, provided that such repurchases shall not exceed an aggregate of $50,000 for all officers and directors during the term of this Debenture, (iii) Common Shares and Common Share Equivalents which do not vest or are otherwise forfeited, provided (in case of forfeiture) that such Common Shares and Common Share Equivalents are not acquired for cash, or (iv) cash payments to dissenting stockholders in any Reverse Takeover or special purpose acquisition company (SPAC) transaction;

(e) repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than the Debentures if on a pro-rata basis, other than regularly scheduled principal and interest payments of Permitted Indebtedness; provided that such payments shall not be permitted if, at such time, or after giving effect to any such payment, any Event of Default exist or occur;

(f) pay cash dividends or distributions on any equity securities of the Company; or

(g) enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arms-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval).

Section 7. Events of Default.

(a) The occurrence of any one or more of the following shall constitute an “Event of Default”:

(i)	any default in the payment of (A) the principal amount of any Debenture or (B) fees, liquidated damages and other amounts owing to a Holder on any Debenture, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within five (5) Trading Days;

(ii)	the Company shall fail to observe or perform any covenant or agreement contained in the Transaction Documents (other than a breach by the Company of its obligations to deliver Common Shares to the Holder upon conversion, which breach is addressed in clause (x) below), which failure is not cured, if possible to cure, within the earlier to occur of (A) five Trading Days after notice of such failure sent by the Holder or by any other Holder(s) to the Company or (B) seven (7) Trading Days after the Company obtains Knowledge of such failure;

(iii)	a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument to which the Company is obligated (and not covered by clause (vi) below);

(iv)	any material representation or warranty made in this Debenture, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made;

(v)	the Company or any Subsidiary shall be subject to a Bankruptcy Event;

(vi)	the Company shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $25,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(vii)	the Common Shares shall not be eligible for listing on a U.S. national securities exchange and shall not be eligible to resume listing thereon within five (5) Trading Days;

(viii)	the Company (and all of its Subsidiaries, taken as a whole) shall be a party to any Change of Control Transaction (not including a Reverse Takeover) or shall agree to sell or dispose of all or substantially all of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

(ix)	the Company shall fail for any reason to deliver Conversion Shares to a Holder prior to the fifth (5th) Trading Day after a Conversion Date pursuant to Section 4(c) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Debentures in accordance with the terms hereof;

(x)	the electronic transfer by the Company of Common Shares through the Depository Trust Company or another established clearing corporation is no longer available or is subject to a “chill”; or

(xi)	any monetary judgment, writ or similar final process shall be entered or filed against the Company, any Subsidiary or any of their respective property or other assets for more than $100,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of sixty (60) calendar days.

(b) Remedies Upon Event of Default. If any Event of Default occurs, the Face Amount of this Debenture shall automatically increase by thirty percent (30%), and the resulting amount shall become, at the Holder’s election, immediately due and payable in cash. In the case of any merger or acquisition of the Company resulting in a change of control, the Debentures shall immediately accelerate and become due and payable in cash. Upon the payment in full of such Amount, the Holder shall promptly surrender this Debenture to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Debenture until such time, if any, as the Holder receives full payment pursuant to this Section 7(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 8. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including any Notice of Conversion, shall be in writing and delivered as set forth in the Purchase Agreement or, alternatively, delivered personally, by email or facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company as set forth in the signature pages hereof, or such other contact information as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 8(a). All notices and other communications delivered hereunder shall be effective as provided in the Purchase Agreement.

(b) Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein.

(c) Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, reasonably satisfactory to the Company.

(d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, New York (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

(e) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture on any other occasion. Any waiver by the Company or the Holder must be in writing.

(f) Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Debenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(g) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Debenture shall be cumulative and in addition to all other remedies available under this Debenture and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Debenture. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Debenture.

(h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

Section 9. Amendments; Waivers. Any modifications, amendments or waivers of the provisions hereof shall be subject to the terms and conditions of the Purchase Agreement regarding the same. Any amendment to this Debenture shall be binding upon all Holders if approved in writing by Holders of at least 50% plus $1.00 of the then outstanding principal amount of the Debentures.

Section 10. Equal Treatment of Holder. No consideration (including any modification of this Debenture) shall be offered or paid to any Person (as such term is defined in the Purchase Agreement) to amend or consent to a waiver or modification of any provision hereof unless the same consideration is also offered to all of the parties to the Purchase Agreement. Further, the Company shall not make any payment of principal or interest on the Debentures in amounts which are disproportionate to the respective principal amounts outstanding on the Debentures at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Holder by the Company and negotiated separately by each Holder, and is intended for the Company to treat the Holders as a class and shall not in any way be construed as the Holders acting in concert or as a group with respect to the purchase or disposition of the Debentures or otherwise.

Section 11. Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Action or Proceeding that may be brought by any Holder in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Holder with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Holder to the unpaid principal amount of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Holder’s election.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

EXXEL PHARMA, INC.

By:
Name:	Soren Mogelsvang
Title:	President & Chief Executive Officer

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby exercises the voluntary conversion right under Section 4(b) of the20% Convertible Debenture, due _________, 2025, of Exxel Pharma Inc., a [________] corporation (the “Company”), and elects to convert $_________________ principal amount of the Debenture together with $________________ of accrued and unpaid interest thereto, totaling $_____________ into that number of Common Shares to be issued pursuant to the Debenture (“Conversion Shares”). If Conversion Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion and upon the delivery of the Conversion Shares, the undersigned represents and warrants to the Company that its ownership of the Common Shares does not exceed the amounts specified under Section 4(e) of the Debenture, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid Common Shares.

Date to Effect Conversion: __________________________________________________

Principal Amount of Notes to be Converted: ____________________________________

Unpaid Accrued Interest, if any, to be Converted: ________________________________

Number of Shares to be issued: _______________________________________

Signature: _____________________________________________

Name: ________________________________________________

Address: ______________________________________________

 ______________________________________________

 ______________________________________________

Delivery Instructions for Stock Certificate: _________________________________________________

A-1